EXHIBIT 10.5

April 1, 2005

Mr. Robert S. Beall
1903 Central Drive, Suite 102
Bedford, Texas 76021

Dr. Glenn S. Penny
1004 South Plainsman Road
Marlow, OK 73055

Gentlemen:

The purpose of this letter agreement is to set forth our agreement as follows:

1.	On the date hereof, Flotek Industries, Inc. (“Flotek”) has paid to Robert S. Beall (“Beall”) $225,511.20.

2.	On the date hereof, Flotek has paid Glenn S. Penny (“Penny”) $4,062.67 and deliveed to Penny a promissory note in the original principal amount of $128,721.65.

3.
The performance by Flotek of its obligations pursuant to Sections 1 and 2 of this letter agreement shall constitute full performance of the obligations by Flotek and Chemical & Equipment Specialties, Inc. (“CESI”) of their obligations to Stimulation Chemicals, LLC (“StimChem”) and its members and affiliates in connection with the transactions entered into pursuant to (i) that certain agreement between CESI and StimChem dated January 30, 2003 (the “January Agreement”), and (ii) that certain agreement between CESI and StimChem dated August 25, 2003 (the “August Agreement”).

4.	The January Agreement and the August Agreement have been and are hereby terminated.

5.
Flotek and CESI hereby release each of Beall, Penny and StimChem, and the affiliates, managers, officers and representatives of StimChem, from any and all claims, liabilities, obligations, and causes of action whatsoever, known or unknown, including but not limited to obligations arising pursuant to (i) the January Agreement, (ii) the August Agreement, and/or (iii) previous negotiations or undertakings with respect to the same.

Mr. Robert S. Beall
Dr. Glenn S. Penny
April 1, 2005

6.
Beall, Penny and StimChem hereby release each of Flotek and CESI, and their affiliates, and their respective directors, managers, officers and representatives, from any and all claims, liabilities, obligations and causes of action whatsoever, known or unknown, including but not limited to obligations arising pursuant to (i) the January Agreement, (ii) the August Agreement, and/or (iii) previous negotiations or undertakings with respect to the same.

7.
An “affiliate” of a person shall be any person controlling, controlled by, or under common control with, that person. Each person who has released a claim hereunder on behalf of any of its affiliates shall indemnify the released party with respect to any claim asserted by its affiliate which is purported to be released hereunder.

If the foregoing sets forth the terms of our agreement, please execute this letter where indicated below in order to establish a binding agreement under the laws of the State of Texas.

Sincerely,

FLOTEK INDUSTRIES, INC.

By:	/s/ Jerry D. Dumas, Sr.
Jerry D. Dumas, Sr., Chief Executive Officer

CHEMICAL & EQUIPMENT SPECIALTIES, INC.

By:	/s/ Jerry D. Dumas, Sr.
Jerry D. Dumas, Sr., Chief Executive Officer

Mr. Robert S. Beall
Dr. Glenn S. Penny
April 1, 2005

ACCEPTED AND AGREED TO:

/s/ Robert S. Beall
Robert S. Beall

/s/ Glenn S. Penny
Glenn S. Penny

STIMULATION CHEMICALS, LLC